Exhibit 10.38

SIXTH MODIFICATION AGREEMENT TO BORROWING BASE REVOLVING

LINE OF CREDIT AGREEMENT

DATE:	As of February 20, 2008

PARTIES:
	Borrower:	WILLIAM LYON HOMES, INC., a California corporation

	Guarantor:	WILLIAM LYON HOMES, a Delaware corporation

	Bank:	JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago, Illinois)), a national banking association

JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago, Illinois)), a national banking association (“Bank”), and WILLIAM LYON HOMES, INC., a California corporation (“Borrower”), hereby enter into this Sixth Modification Agreement (the “Modification”) to the Borrowing Base Revolving Line of Credit Agreement dated as of June 28, 2004, as modified by a Modification Agreement, dated as of December 7, 2004, by a Second Modification to Borrowing Base Revolving Line of Credit Agreement, dated as of July 14, 2005, by a Third Modification to Borrowing Base Revolving Line of Credit Agreement, dated as of October 23, 2006, by a Fourth Modification to Borrowing Base Revolving Line of Credit Agreement, dated as of April 26, 2007, and by a Fifth Modification to Borrowing Base Revolving Line of Credit Agreement, dated as of November 6, 2007 (the “Loan Agreement”), with the consent of guarantor WILLIAM LYON HOMES, a Delaware corporation (“Guarantor”).

RECITALS

A. Bank has extended to Borrower credit (“Loan”) up to the maximum principal amount of One Hundred Million Dollars ($100,000,000) pursuant to the Loan Agreement, as presently evidenced by that certain Amended and Restated Promissory Note dated as of July 14, 2005 (the “Note”) executed by Borrower and payable to the order of Bank.

B. The Loan is secured by, among other things, certain Construction Deeds of Trust and Fixture Filing (With Assignment of Rents and Security Agreement) executed by Borrower as Trustor for the benefit of Bank (such Deeds of Trust, as amended to dated, shall be hereinafter referred to, individually, as a “Deed of Trust” and, collectively, as the “Deeds of Trust”). The Loan is further secured by the personal property described in certain UCC-1 Financing Statements relating to the property encumbered by the Deeds of Trust naming Borrower as Debtor and Bank as Secured

Party (as amended to date, the “UCC Financing Statements”). The Deeds of Trust, the UCC Financing Statements, and such other agreements, documents and instruments securing the Loan are referred to individually and collectively as the “Security Documents”).

C. Repayment of the Loan and the completion of the improvements have been, and continue to be, guaranteed by the Repayment Guaranty dated as of June 28, 2004 and executed by Guarantor in favor of Bank (the “Guaranty”). The Guaranty and any other agreements, documents and instruments guarantying the Loan are referred to individually and collectively as the “Guaranty Documents”.

D. The Loan Agreement, the Note, the Security Documents, the Guaranty Documents, any environmental certification and indemnity agreement, and all other agreements, documents, and instruments evidencing, securing, or otherwise relating to the Loan, as may be amended, modified, extended or restated from time to time, are sometimes referred to individually and collectively as the “Loan Documents”. Hereinafter, the Loan Documents shall mean such documents as modified in this Modification.

E. The Borrower has requested that the Bank agree to modify the Loan as provided herein. Based on the representations of Borrower, Bank is willing to so modify the Loan, subject to the terms and conditions herein.

F. All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank agree as follows:

1.	ACCURACY OF RECITALS.

Borrower acknowledges the accuracy of the Recitals.

2.	MODIFICATION OF LOAN DOCUMENTS.

2.1 The Commitment Amount is hereby reduced from $100,000,000 to $70,000,000. In no event shall the Bank be obligated to make any disbursement of the Loan which would cause the outstanding principal balance of the Loan to exceed the Commitment Amount, as reduced hereby.

2.2 Paragraph (b) of the definition of “Maximum Allowed Advance” set forth in Section 1.1 of the Loan Agreement is deleted in its entirety and replaced with the following:

“(b) With respect to each SFR A&D Lot, the lesser of (i) 65% of the “bulk wholesale as-if complete” value of the Approved Subdivision divided by the total number of Lots in the Approved Subdivision (regardless of whether such total number of Lots are Eligible Collateral), or (ii) 70% of the Total Lot Cost for the Approved Subdivision divided by the total number of Lots in the Approved Subdivision (regardless of whether such total number of Lots are Eligible Collateral);”

2.3 Paragraph (c) of the definition of “Maximum Allowed Advance” set forth in Section 1.1 of the Loan Agreement is deleted in its entirety and replaced with the following:

“(c) With respect to each MFR A&D Lot, the lesser of (i) 60% of the “bulk wholesale as-if complete” value of the Approved Subdivision divided by the total number of Lots in the Approved Subdivision (regardless of whether such total number of Lots are Eligible Collateral), or (ii) 60% of the Total Lot Cost for the Approved Subdivision divided by the total number of Lots in the Approved Subdivision (regardless of whether such total number of Lots are Eligible Collateral);”

2.4 Paragraph (d) of the definition of “Maximum Allowed Advance” set forth in Section 1.1 of the Loan Agreement is deleted in its entirety and replaced with the following:

“(d) With respect to each High Density A&D Lot, the lesser of (i) 60% of the “bulk wholesale as-if complete” value of the Approved Subdivision divided by the total number of Lots in the Approved Subdivision (regardless of whether such total number of Lots are Eligible Collateral), or (ii) 60% of the Total Lot Cost for the Approved Subdivision divided by the total number of Lots in the Approved Subdivision (regardless of whether such total number of Lots are Eligible Collateral);”

2.5 Paragraph (e)(i) of the definition of “Maximum Allowed Advance” set forth in Section 1.1 of the Loan Agreement is deleted in its entirety and replaced with the following:

“(i) For each SFR Presold Unit, the lowest of (A) 80% of the Appraised Value for that Unit; (B) 80% of the sales price of such Unit pursuant to the applicable Purchase Contract; and (C) 95% of the Unit Cost for that Unit;”

2.6 Paragraph (e)(ii) of the definition of “Maximum Allowed Advance” set forth in Section 1.1 of the Loan Agreement is deleted in its entirety and replaced with the following:

“(ii) For each Presold Unit which constitutes an MFR Unit, the lowest of (A) 75% of the Appraised Value for that Unit; (B) 75% of the sales price of such Unit pursuant to the applicable Purchase Contract; and (C) 85% of the Unit Cost for that Unit;”

2.7 Paragraph (e)(iii) of the definition of “Maximum Allowed Advance” set forth in Section 1.1 of the Loan Agreement is deleted in its entirety and replaced with the following:

“(iii) For each Presold Unit which constitutes a High Density Unit, the lowest of (A) 70% of the Appraised Value for that Unit; (B) 70% of the sales price of such Unit pursuant to the applicable Purchase Contract; and (C) 70% of the Unit Cost for that Unit;”

2.8 Section 3.3(a)(i) of the Loan Agreement is deleted in its entirety and replaced with the following:

“(i) Limitation on Lot Availability in Approved Subdivisions. The aggregate Maximum Allowed Advance for all Lots (other than Lots that have been reclassified as Units) in all Approved Subdivisions included as Eligible Collateral in the Borrowing Base may not exceed forty-five percent (45%) of the Commitment Amount (the “Lot Sub-Limit”).”

2.9 Section 7.1 of the Loan Agreement is deleted in its entirety and replaced with the following:

“7.1 Minimum Tangible Net Worth Covenant. Guarantor shall maintain a Tangible Net Worth of at least $175,000,000.00 plus fifty percent (50%) of Guarantor’s net profit after tax on a cumulative basis, commencing as of December 31, 2007.”

2.10 Section 7.2 of the Loan Agreement is deleted in its entirety and replaced with the following:

“7.2 Maximum Total Debt to Tangible Net Worth Covenant. Guarantor will maintain at all times a ratio of Indebtedness (exclusive of (i) Consolidated Indebtedness of Variable Interest Entities, and (ii) Indebtedness of Guarantor arising under its mortgage warehouse lines of credit) to Tangible Net Worth that is equal to or less than (a) for any period prior to January 1, 2009, 5.00 to 1.00 for the period of calculation, and (c) for any period commencing on or after January 1, 2009 and thereafter, 3.25 to 1.00 for the period of calculation.”

2.11 The Deeds of Trust are modified to secure payment and performance of the Loan as amended to date, in addition to all other “Obligations” of Borrower as therein defined. The foregoing notwithstanding, certain obligations continue to be excluded from the Obligations, as provided in the Deeds of Trust.

2.12 Each of the Loan Documents is modified to provide that it shall be a default or an event of default thereunder if Borrower shall fail to comply with any of the covenants of Borrower herein or if any representation or warranty by Borrower herein or by any guarantor in any related Consent and Agreement of Guarantor is materially incomplete, incorrect, or misleading as of the date hereof.

2.13 Each reference in the Loan Documents to any of the Loan Documents shall be a reference to such document as modified herein.

3.	RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.

The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.

4.	CONDITIONS PRECEDENT.

Before this Agreement becomes effective and any party becomes obligated under it, all of the following conditions shall have been satisfied at Borrower’s sole cost and expense in a manner acceptable to Bank in the exercise of Bank’s sole judgment:

4.1 Bank shall have received fully executed and, where appropriate, acknowledged originals of this Modification, the attached consents signed by Guarantor, and any other documents which Bank may require or request in accordance with this Agreement or the other Loan Documents.

4.2 Bank shall have received payment of a modification fee of $25,000 in immediately available funds.

4.3 Bank shall have received reimbursement, in immediately available funds, of all costs and expenses incurred by Bank in connection with this Agreement, including charges for title insurance (including endorsements), recording, filing and escrow charges, fees for appraisal, architectural and engineering review, construction services and environmental services, mortgage taxes, and legal fees and expenses of Bank’s counsel. Such costs and expenses may include the allocated costs for services of Bank’s in-house staffs, such as legal, appraisal, construction services and environmental services. Borrower acknowledges that any extension and modification fees payable in connection with this transaction do not include the amounts payable by Borrower under this subsection.

5.	ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

The Loan Documents as modified herein contain the entire understanding and agreement of Borrower and Bank in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, and understandings. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by Bank and Borrower.

6.	BINDING EFFECT.

The Loan Documents as modified herein shall be binding upon, and inure to the benefit of, Borrower and Bank and their respective successors and assigns.

7. CHOICE OF LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of law principles.

8. COUNTERPART EXECUTION.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

[Signatures on following page]

DATED as of the date first above stated.

BORROWER:	WILLIAM LYON HOMES, INC., a California corporation

	By:	/s/ Michael D. Grubbs
	Name:	Michael D. Grubbs
	Title:	Senior Vice President

	By:	/s/ Richard S. Robinson
	Name:	Richard S. Robinson
	Title:	Senior Vice President

BANK:	JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago, Illinois)), a national banking association

	By:	/s/ Kimberlee Edwards
	Name:	Kimberlee Edwards
	Title:	Senior Vice President

S-1

CONSENT AND AGREEMENT OF GUARANTOR

With respect to that certain Sixth Modification Agreement to the Borrowing Base Revolving Line of Credit Agreement (hereinafter, the “Modification”) between WILLIAM LYON HOMES, INC., a California corporation (“Borrower”), and JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago, Illinois)), a national banking association (“Bank”), to which this Consent is attached, the undersigned (“Guarantor”), hereby (i) ratifies and reaffirms all of its obligations to Bank under the Guaranty, (ii) consents to the execution and delivery by Borrower of the attached Modification, and (iii) confirms that the Guaranty remains in full force and effect notwithstanding Borrower’s execution of the attached Modification. The undersigned agrees that the execution of this Consent and Reaffirmation of Guarantor (the “Consent”) is not necessary for the continued validity and enforceability of the Guaranty, but it is executed to induce Bank to enter into the Modification Agreement.

Guarantor further agrees that the Guaranty is hereby modified and amended as follows:

1. Section 4.4.1 of the Guaranty is deleted in its entirety and replaced with the following:

“4.4.1 Minimum Tangible Net Worth Covenant. Guarantor shall maintain a Tangible Net Worth of at least $175,000,000.00 plus fifty percent (50%) of Guarantor’s net profit after tax on a cumulative basis, commencing as of December 31, 2007.”

2. Section 4.4.2 of the Guaranty is deleted in its entirety and replaced with the following:

“4.4.2 Maximum Total Debt to Tangible Net Worth Covenant. Guarantor will maintain at all times a ratio of Indebtedness (exclusive of (i) Consolidated Indebtedness of Variable Interest Entities, and (ii) Indebtedness of Guarantor arising under its mortgage warehouse lines of credit) to Tangible Net Worth that is equal to or less than (a) for any period prior to January 1, 2009, 5.00 to 1.00 for the period of calculation, and (c) for any period commencing on or after January 1, 2009 and thereafter, 3.25 to 1.00 for the period of calculation.”

This Consent may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Consent to physically form one document. Facsimile transmission of the signed original of this Consent or the retransmission of any signed facsimile transmission will be deemed the same as delivery of an original.

CONSENT

IN WITNESS WHEREOF, Guarantor has executed this Agreement as of the date set forth on the attached Sixth Modification Agreement.

“Guarantor”	WILLIAM LYON HOMES, a Delaware corporation

	By:	/s/ Michael D. Grubbs
	Name:	Michael D. Grubbs
	Title:	Senior Vice President

	By:	/s/ Richard S. Robinson
	Name:	Richard S. Robinson
	Title:	Senior Vice President

CONSENT